Calculation of Filing Fee Tables
S-4
Presidio Property Trust, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Series A Common Stock	Other	5,355,548	$ 2.30	$ 12,317,760.40	0.0001381	$ 1,701.08
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 12,317,760.40		$ 1,701.08
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,701.08
Offering Note
[1]	Represents the maximum number of shares of Series A Common Stock (the "Common Stock") of Presidio Property Trust, Inc. (the "Company") that may be issued to the holders of the Company's 9.375% Series D Cumulative Redeemable Perpetual Preferred Stock (the "Series D Preferred Stock") who tender their shares of the Series D Preferred Stock into the Exchange Offer (as defined in the Prospectus) Calculated pursuant to Rules 457(c) and 457(f)(1) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee for this offering, based on the average of the high and low prices of the Common Stock, as reported on The Nasdaq Stock Market on August 5, 2026 ($2.3 per share), multiplied by the estimated maximum number of shares of the Common Stock (5,355,548) that may be issued.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date